Exhibit 10.1

EXECUTION COPY

SEPARATION AND TRANSITION AGREEMENT

This Separation and Transition Agreement (the “Agreement”) is dated as of this 23rd day of March, 2017 (the “Effective Date”), by and between U.S. Concrete, Inc., a Delaware corporation (together with its successors and assigns, the “Company”) and Joseph C. Tusa, Jr. (the “Executive”).

WHEREAS, the Executive and the Company (each, a “Party” and together, the “Parties”) are parties to an Executive Severance Agreement dated as of February 1, 2016 (the “Severance Agreement”), which sets forth certain rights and obligations of the Parties in the event of a termination of Executive’s employment; and

WHEREAS, the Parties wish to set forth their respective rights and obligations in connection with the termination of the Executive’s employment with the Company.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties agree as follows:

1. Transition Period. Executive’s employment with the Company will continue during the period commencing on the Effective Date and ending on the Separation Date (as defined below) (such period, the “Transition Period”). During the Transition Period, Executive will assist the Company with such duties and responsibilities as reasonably requested by the Board of Directors of the Company (the “Board”) and the Chief Executive Officer of the Company. During the Transition Period, the Company will pay or provide to the Executive the base salary and employee benefits that the Executive received from the Company immediately prior to the Effective Date. Notwithstanding anything herein to the contrary, the Executive acknowledges and agrees that (i) the Company may terminate the Transition Period for any reason by written notice to the Executive in accordance with Section 13(d) below and (ii) the Company may appoint a new Chief Financial Officer prior to the Separation Date and that Executive may be required to assist such person during the Transition Period.

2. Termination of Employment. The Company and the Executive acknowledge and agree that the Executive’s employment with the Company shall terminate (the “Separation”) on the earlier of (i) the date the Company terminates the Executive’s employment for any reason by written notice to the Executive in accordance with Section 13(d) below and (ii) July 1, 2017 (such applicable date, the “Separation Date”). In connection with the Separation, the Executive shall resign from any and all positions that the Executive holds with the Company and its affiliates effective as of the Separation Date.

3. Separation Payments and Benefits. In connection with the Separation, subject to the terms and conditions set forth in this Agreement, including the acknowledgement of the terms of this Agreement as of the Separation Date in accordance with Appendix A attached hereto, the Company will pay or provide the Executive with the following payments and benefits:

(a) the Company will pay to the Executive a lump-sum cash payment equal to $365,000, payable within ten (10) days following the Separation Date;

(b) the Company will pay to the Executive a lump-sum cash payment equal to $219,000, payable within ten (10) days following the Separation Date;

(c) the Company will pay all applicable medical continuation premiums for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act for the benefit of Executive and his covered dependents for 18 months following the Separation Date; and

(d) fifty percent (50%) of all outstanding and unvested restricted stock awards granted by the Company to the Executive prior to the Separation Date that would otherwise have vested during the twelve-month period following the Separation Date will become vested as of the Separation Date. All other equity awards, including restricted stock awards granted to the Executive that remain unvested on Separation Date will be immediately forfeited and cancelled without further consideration.

(e) All payments and benefits described in this Section 3 are subject to applicable withholdings and normal deductions for income and employment taxes and will be made no later than the time required by applicable law. The Executive agrees that the payments or benefits specified in this Section 3 constitute any and all payments or benefits which may be due to the Executive up to or as of the end of the Executive’s employment with the Company, or related to the Executive’s employment with and separation from the Company, including, without limitation, pursuant to the Severance Agreement, and that the Executive shall bring no further claims for compensation of any kind.

4. Full Release. The Executive, for himself, his heirs, executors, administrators, successors and assigns (hereinafter collectively referred to as the “Releasors”), hereby fully releases and discharges the Company and all of its subsidiaries, affiliates, insurers, successors and assigns (together, the “Releasees”), and the Releasees’ respective past and present officers, directors, stockholders, partners, members, insurers, attorneys, employees, related parties and agents (all such persons, firms, corporations and entities being deemed beneficiaries hereof and are referred to herein as the “Related Parties”) from any and all actions, causes of action, claims, obligations, costs, losses, liabilities, damages and demands of whatsoever character (the “Claims”), whether or not known, suspected or claimed, which the Releasors have, from the beginning of time through the date of this Agreement, against the Related Parties arising out of or in any way related to the Executive’s employment or termination of employment, including, without limitation, Claims for employment discrimination or harassment, breach of express or implied contract, promissory estoppel, emotional distress, defamation, invasion of privacy rights, fraud, misrepresentation, wrongful discharge, or breach of public policy. The Executive intends this release to be as broad and comprehensive as possible so that the Releasees shall never be liable, directly or indirectly, to the Executive for any Claims of whatsoever nature or character released herein; provided, however, that this Agreement shall not release any rights or entitlements of the Executive that (i) arise under or are preserved by this Agreement; (ii) any existing right Executive has to indemnification, contribution, or right to require a defense from the Company; (iii) any directors and officers and general liability insurance coverage; and (iv) any rights which cannot be waived or released as a matter of law.

5. Waiver of Rights Under All Applicable Statutes And Common Law. The Executive understands that, with respect to the matters released herein, this Agreement waives all Claims and rights the Executive may have under certain applicable federal, state and local statutory and regulatory laws, as each may be amended from time to time, including but not limited to, the Age Discrimination in Employment Act (including the Older Workers Benefit Protection Act) (“ADEA”); Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Employee Retirement Income Security Act of 1974; the Equal Pay Act; the Rehabilitation Act of 1973; the Americans with Disabilities Act; the Americans with Disabilities Amendment Act; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Fair Labor Standards Act; Title 42 U.S.C. § 1981; the Sarbanes-Oxley Act of 2002; the Texas Commission on Human Rights Act; the Texas Pay Day Law; Chapter 451 of the Texas Labor Code; the Texas Worker’s Compensation Act; and all other statutes, regulations, common law, and other laws in any and all jurisdictions (including, but not limited to, the State of Texas).

6. Reaffirmation of Continuing Obligations Under Severance Agreement And Applicable Law. Nothing in this Agreement is intended to replace, supersede or supplant Executive’s independent and continuing obligations under the Severance Agreement or applicable law. By executing this Agreement, Executive hereby acknowledges and reaffirms all continuing obligations under the Severance Agreement and applicable law, including but not limited to his obligations set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 and 4.1 of the Severance Agreement.

7. Informed and Voluntary Signature. The Executive hereby acknowledges that he has carefully read this Agreement and has had the opportunity to thoroughly discuss the terms of this Agreement with legal counsel of his choosing. The Executive hereby acknowledges that he fully understands the terms of this Agreement and its final and binding effect and that he affixes his signature hereto voluntarily and of his own free will.

8. Waiver of Rights Under the Age Discrimination in Employment Act. Executive understands that this Agreement, and the release contained herein, waives all of his or her claims and rights under the ADEA (including the Older Workers Benefit Protection Act). The waiver of the Executive’s rights under the ADEA does not extend to claims or rights that might arise after the date this Agreement is executed. All or part of the consideration to be paid to the Executive are in addition to any sums to which the Executive would be entitled without signing this Agreement. The Executive acknowledges that he has been given up to twenty-one (21) days to consider the terms of this Agreement. The Executive has been advised to consult with an attorney prior to executing this Agreement and has been given a full and fair opportunity to do so. Executive acknowledges that he has carefully read this Agreement, fully understands this Agreement, and is entering into this Agreement knowingly and voluntarily. For a period of seven (7) days following execution of this Agreement (including execution by the Executive on or following the Separation Date), the Executive may revoke the terms of this Agreement by a written document received by the Company no later than 11:59 p.m. of the seventh (7th) day following the Executive’s execution of this Agreement. This Agreement will not be effective until said revocation period has expired without a revocation by the Executive on the eighth (8th) day following its execution (including execution by the Executive on or following the Separation Date) (the “Release Effective Date”). Upon revocation of this Agreement, the Company will have no obligation to make payments of any kind hereunder, other than amounts due to the Executive as a matter of law, and this Agreement will be void ab initio.

9. Covenant Not To Sue. The Executive represents and warrants that he has not filed any Claim against the Company or Related Parties. Except for an action brought to enforce this Agreement or challenge the validity of the ADEA waiver, the Executive agrees to refrain from filing or otherwise initiating any Claim against the Company or Related Parties over matters released or waived herein, and agrees that he will refrain from participating in any Claim initiated or pursued by any individual, group of individuals, partnership, corporation or other entity against the Company and/or the Related Parties over matters released or waived herein, except as required by law. Notwithstanding the foregoing, nothing in this Agreement shall interfere with the Executive’s right to file a charge with or participate in an investigation or proceeding by the Equal Employment Opportunity Commission or other federal or state regulatory or law enforcement agency. However, the consideration provided to the Executive under this Agreement shall be the sole relief provided for the released Claims. The Executive will not be entitled to recover and the Executive agrees to waive any monetary benefits or other recovery in connection with any such charge or proceeding, without regard to who has brought such charge or proceeding.

10. Litigation And Regulatory Cooperation. The Executive shall reasonably cooperate with the Company and/or Related Parties in the defense or prosecution of any claims or actions now in existence or that may be brought in the future against or on behalf of the Company and/or Related Parties that relate to events or occurrences that transpired while the Executive was employed by the Company. The Executive’s cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. The Executive also shall cooperate fully with the Company in connection with any investigation or review by any federal, state, or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable travel-related expenses (including transportation, lodging and meals) incurred with any cooperation pursuant to this Section 10.

11. No Admission of Liability. This Agreement shall not in any way be considered or construed as an admission by the Company or the Executive of any improper actions or liability whatsoever as to each other or any other person, and the Company and the Executive specifically disclaim any liability to or improper actions against each other or any other person, on the part of themselves and their agents and affiliates.

12. Effect of Breach. In the event of a material breach by the Executive of any of the material terms or conditions of this Agreement or the Employment Agreement, which is not cured (to the extent curable) within ten (10) business days after written notice of such breach from the Company, the Executive shall forfeit the right to receive the payments and benefits described in Section 3 hereof and upon such breach, the Executive shall repay to the Company all amounts paid to the Executive hereunder, including the value of any benefits provided to the Executive, to the maximum extent permitted by law.

13. Miscellaneous.

(a) This Agreement shall be governed in all respects by the laws of the State of Texas without regard to the principles of conflict of law.

(b) In the event that any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

(c) Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and applied so that the payment of the benefits set forth herein shall either be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, or shall comply with the requirements of such provision.

(d) Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in writing; (ii) delivered personally, by facsimile, by electronic mail, by courier service or by certified or registered mail, first class postage prepaid and return receipt requested; (iii) deemed to have been received on the date of delivery or, if so mailed, on the third business day after the mailing thereof; and (iv) addressed to the party as set forth below (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof).

If to Executive:	To Executive’s home address most recently on file with the Company.

With a copy to:	Law Office of Dennis Herlong 440 Louisiana Street, Suite 900 Houston, Texas 77002 Attention: Dennis Herlong

If to the Company:	U.S. Concrete, Inc. 331 N. Main Street Euless, Texas 76039 Attention: General Counsel

With a copy to:	Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036 Facsimile: (212) 872-1002 Attention: Kerry Berchem

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile and/or portable document format (“.pdf”) shall be deemed effective for all purposes.

(f) The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

(g) This Agreement and the Severance Agreement represent the entire agreement between the parties and supersede all prior agreements and understandings between the Parties with respect to the subject matter hereto and may not be amended except in a writing signed by the Company and the Executive. Any and all prior or contemporaneous agreements or understandings that are not embodied or incorporated by reference in this Agreement or the Severance Agreement, whether oral or written, are of no force or effect.

(h) This Agreement shall be binding on the executors, heirs, administrators, successors and assigns of the Executive and the Company and the successors and assigns of the Related Parties and the Releasors and shall inure to the benefit of the respective executors, heirs, administrators, successors and assigns of the Related Parties and the Releasors.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

U.S. CONCRETE, INC.

By:	/s/ William J. Sandbrook
Name:	William J. Sandbrook
Title:	President & Chief Executive Officer

EXECUTIVE

/s/ Joseph C. Tusa, Jr.
Joseph C. Tusa, Jr.

APPENDIX A

GENERAL RELEASE AND WAIVER

As a condition to receiving the consideration set forth in Section 3 of the Agreement attached to this Appendix A, I, Joseph C. Tusa, Jr., hereby execute for a second time the Agreement on the Separation Date (except that the consideration set forth therein shall be paid, to the extent payable, only once) and the general release and waiver as set forth in Section 4 and Section 5 thereof. The applicable date for purposes of this execution of this Appendix A and such release shall be the Separation Date. I shall be deemed to have been delivered this release for my review for at least twenty one (21) days, and shall have seven (7) days to revoke it following execution on the Separation Date.

I ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ AND FULLY UNDERSTAND THE PROVISIONS OF THE AGREEMENT. I SIGN MY NAME VOLUNTARILY AND WITH A FULL UNDERSTANDING OF ITS LEGAL CONSEQUENCES. I HEREBY ACCEPT AND AGREE TO ALL OF THE TERMS OF THE AGREEMENT KNOWINGLY AND VOLUNTARILY. I ACKNOWLEDGE AND AGREE THAT FAILURE TO SIGN OR THE REVOCATION OF THIS APPENDIX A SHALL CONSTITUTE GROUNDS FOR THE COMPANY TO CEASE PAYMENTS TO ME UNDER SECTION 3 OF THE AGREEMENT FOLLOWING THE SEPARATION DATE.

ACKNOWLEDGED AND AGREED:

Joseph C. Tusa, Jr. Date: